Original By-Laws 3/4/93
                           Amended 7/13/99 - Sec. 2.02 deleted, Sec. 2.03 - 2.08
                                                    renumbered Sec. 2.02 - 2.07;
                                       Sec. 3.05, New 2nd, 3rd and 4th Paragraph
     Amended 10/28/99 - Sec. 4.07, Sec. 4.08, Sec. 4.09, Sec. 4.10 and Sec. 4.11
                                                    Amended 12/14/00 - Sec. 7.06
                                                     Amended 6/20/01 - Sec. 4.08


                                     BY-LAWS

                                       OF

                        LIBERTY VARIABLE INVESTMENT TRUST


                                    ARTICLE I
                       AGREEMENT AND DECLARATION OF TRUST,
                          LOCATION OF OFFICES AND SEAL

         Section 1.01. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust as now in effect and as hereafter amended ("Declaration of Trust") of Keyport Variable Investment Trust, a Massachusetts business trust established by the Declaration of Trust (the "Trust"). For all purposes, except as noted in these By-Laws, "series" as used hereinafter shall refer to the Trust's investment portfolios ('Funds") and any series issued by such Funds.

         Section 1.02. Principal Office. A principal office of the Trust shall be located in Boston, Massachusetts. The Trust may, in addition, establish and maintain such other offices and places of business as the Board of Trustees may from time to time determine.

         Section 1.03. Seal. The seal of the Trust shall be circular in form and shall bear the name of the Trust, the word "Massachusetts," and the year of its organization. The form of the seal shall be subject to alteration by the Board of Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same. Unless otherwise required by the Board of Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                   ARTICLE II
                                BOARD OF TRUSTEES

         Section 2.01. Number and Term of Office. The Board of Trustees shall initially consist of the initial sole Trustee and his or her successor, which number may be increased or subsequently decreased by a resolution of a majority of the entire Board of Trustees, provided that the number of Trustees shall not be less than one nor more than twenty-three. Each Trustee (whenever selected) shall hold office until the next meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation, or removal. The initial Trustee shall be the person designated in the Declaration of Trust.

         Section 2.02. Annual and Regular Meetings. Annual and regular meetings of the Board of Trustees may be held without call or notice and at such places at such times as the Board of Trustees may from time to time determine provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. Unless otherwise required by the Investment Company Act of 1940 (the "1940 Act"), members of the Board of Trustees or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 2 03. Special Meeting. Special meetings of the Board of Trustees shall be held whenever called and at such place and time determined by the President, or by any one of the Trustees, at the time being in office, at the time and place specified in the respective notices or waivers of notice of such meetings.

         Section 2.04. Notice. If notice of a meeting of the Board of Trustees is required or desired to be given, notice stating the time and place shall be mailed to each Trustee at his residence or regular place of business at least two days before the day on which the meeting is to be held, or caused to be delivered to him personally or to be transmitted to him by telephone, telegraph, cable, or wireless at least one day before the meeting. A notice or waiver of notice of a meeting need not specify the purpose thereof.

         Section 2.05. Waiver of Notice. No notice required or desired to be given of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with records of such meeting), whether before or after the time of the meeting.

         Section 2.06. Quorum and Voting. At all meetings of the Board of Trustees, the presence of a majority of the Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Trustees present may adjourn the meeting without further notice, from time to time, until a quorum shall be present The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion of a proportion of Trustees who a-re not interested persons as defined by the 1940 Act is required for such action by law, by the Declaration of Trust, or by these By-Laws.

         Section 2.07. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, unless otherwise required by the 1940 Act, if all the Trustees consent to the action in writing, and such written consents are filed with the minutes of proceedings of the Board of Trustees. Such consents shall be treated as a vote for all purposes.


                                   ARTICLE III
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 3.01. How Constituted. By resolution adopted by the Board of Trustees, the Board may designate one or more committees, including an Executive Committee. The number composing such committees (not less than two in the case of any Executive Committee) shall be determined by the Board of Trustees. Each member of a committee shall be a Trustee and shall hold office during the pleasure of the Board.

         Section 3.02. Powers of the Executive Committee. Unless otherwise provided by resolution of the Board of Trustees, the Executive Committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust that may lawfully be exercised by an executive committee, except the power to recommend to shareholders any matter requiring shareholder approval amend the Declaration of Trust or By-Laws, or approve any merger or share exchange that does not require shareholder approval.

         Section 3.03. Other Committees of the Board of Trustees. To the extent provided by resolution of the Board, other committees of the Board shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee.

         Section 3.04. Proceedings, Quorum and Manner of Acting. In the absence of appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting, as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 3.05. Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power which may lawfully be exercised only by the Board of Trustees or a committee thereof.

         The Board of Trustees may appoint a Dividend Committee of not less than three officers who may (but need not) be Trustees. From time to time as it may deem advisable, the Dividend Committee may declare and pay dividends to the shareholder of any series of the Trust in cash or other property of that series, out of any source available to that series for dividends, according to the respective rights and interest of shareholders of that series and in accordance with such series' policies as set forth in each prospectus and statement of additional information.

         The Dividend Committee may prescribe, from time to time, that dividends declared on shares of a series may be payable at the election of any of the shareholders of that series (exercisable before the declaration of the dividend), either in cash or in shares of that series; provided that the net asset value of the shares received by a shareholder electing to receive dividends in shares (determined as of such time as the Dividend Committee shall have prescribed in accordance with such series' policies as set forth in each prospectus and statement of additional information.) shall not exceed the full amount of cash to which the shareholder would be entitled if he elected to receive cash.

         No special compensation shall be payable to members of the Dividend Committee. Each member of the Dividend Committee will hold office until the successors are elected and qualified or until the member dies, resigns, is removed, becomes disqualified or until the Committee is abolished by the Trustees.

         Section 3.06. Action without a Meeting. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all the members thereof consent to the action in writing, and such written consents are filed with the minutes of proceedings of the Board of Trustees or of the committee.

         Section 3.07. Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of any committee is required to be given under the provisions of any applicable law or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding of such meeting, or actual attendance at the meeting in person, shall be deemed equivalent to the giving of such notice to such persons.


                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. General. The officers of the Trust shall be a President, a Secretary, and a Treasurer, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as they deem advisable including, without limitation, a Controller, one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.

         Section 4.02. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust of these by-laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal, and all other officers shall hold office at the pleasure of the Trustees. Any person may hold one or more offices of the Trust except the offices of President and Vice-President, but no officer shall execute, acknowledge, or verify an instrument in more than one capacity, if such instrument is required by law, by the Declaration of Trust, or by these By-Laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board, if any, shall be chosen from among the Trustees of the Trust and may hold such office only so long as he continues to be a Trustee. No other officer need be a Trustee.

         Section 4.03. Resignation. Any officer may resign his office at any time by delivering a written resignation to the Board of Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.04. Removal. Any officer may be removed from office, whenever in the Board's judgment the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees then in office given at any regular or special meeting. In addition, any officer or agent appointed by an officer or committee may be removed, either with or without cause, by such appointing officer or committee.

         Section 4.05. Chairman of the Board. In the absence or disability of the President, the Chairman of the Board, if there be such an officer, shall preside at all shareholders' meetings and at all meetings of the Board of Trustees. He shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Trustees.

         Section 4.06. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers. agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

         Section 4.07. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice president, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President, including the appointment of Assistant Vice Presidents.

         Section 4.08. Powers and Duties of the Treasurer, Controller and Chief Accounting Officer. The Treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be I charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         The Controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The Controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         The Chief Accounting Officer of the Trust shall be in charge of its books and accounting records. The Chief Accounting Officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         Section 4.09. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provision of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees, The Secretary shall have the power to appoint one or more Assistant Secretaries.

         Section 4.10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall perform such other duties as may from time to time be assigned to him by the Trustees or by the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 4.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees or by the Secretary.

         Section 4.12. Remuneration. The compensation, if any, or other compensation of the officers and Trustees of the Trust shall be fixed from time to time by the Board of Trustees.

         Section 4.13. Surety Bonds. The Board of Trustees may require any officer or agent of the Trust to execute a bond to the Trust (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the SEC thereunder) in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his hands.


                                    ARTICLE V
                              CUSTODY OF SECURITIES

         Section 5.01. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all securities and similar investments owned by the Trust for the benefit of any series and cash representing the proceeds from sales of securities owned by the Trust for the benefit of any series and of capital stock or other units of beneficial interest issued to the Trust for the benefit of any series, payments of principal upon securities owned by the Trust for the benefit of any series, or capital distribution in respect to capital stock or other units of beneficial interest owned by the Trust for the benefit of any series, pursuant to a written contract with such Custodian. The Custodian shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits (as shown in its last published report).

         Section 5.02. Provisions of Custodian Contract. The Custodian contract shall be upon such terms and conditions and may provide for such compensation as the Board of Trustees deems necessary or appropriate, provided that such contract shall include all such provisions that are required by, and shall otherwise comply with, the applicable provisions of the 1940 Act and the rules and regulations thereunder as in effect from time to time.


                                   ARTICLE VI
               EXECUTION OF INSTRUMENTS, RIGHTS AS SECURITY HOLDER

         Section 6.01. General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice-President, or the Treasurer, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         Section 6.02. Rigbts as Security Holder. Unless otherwise ordered by the Board of Trustees, any officer shall have full power and authority on behalf of the Trust to (1) exercise (or waive) any and all rights, powers and privileges incident to the ownership of any securities or other obligations which may be owned by the Trust; and (2) attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of security holders of any company in which the Trust may hold securities. At any such meeting, any officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such securities.

                                   ARTICLE VII
                          SHARES OF BENEFICIAL INTEREST

         Section 7.01. Certificates. Each shareholder shall be entitled, upon request, to a certificate or certificates which shall represent and certify the number, kind, series and class of full shares owned by him in the Trust. No certificates shall be issued for fractional shares. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the Seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         Section 7.02. Uncertificated Shares. The Trust's share ledger shall be deemed to represent and certify the number of full and/or fractional shares of a series owned of record by a shareholder in those instances where a certificate for such shares has not been issued.

         Section 7.03. Transfers of Shares. Shares of any series of the Trust shall be transferable on the books of the Trust at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the Trust or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of shares surrendered for cancellation, and with such proof of the authenticity of the signatures and as to other relevant matters as the Trust or its transfer agent may reasonably require.

The transfer shall be recorded on the books of the Trust, the old certificates, if any, shall be canceled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

         Section 7.04. Registered Shareholders. The Trust shall be entitled to treat the holder of record of shares of each series as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Commonwealth of Massachusetts.

         Section 7.05. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 7.06. Fixing of Record Date. The Board of Trustees may fix in advance a date as a record date for the determination of the shareholders of any series entitled to notice of or to vote at any meeting of such shareholders or any adjournment thereof, or to express consent to Trust action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of shares of such series, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 days, and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders of such series is to be taken. In such case only such shareholders as shall be shareholders of record of such series on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer or redemption of any shares of such series on the books of the Trust after any such record date. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is mailed, which shall not be more than 70 days before the meeting, or, if notice is waived by all shareholders entitled thereto, at the close of business on the tenth day before the day on which the meeting is held.

         Section 7.07. Lost, Stolen, or Destroyed Certificates. Before issuing a new certificate for shares of any series of the Trust alleged to have been lost, stolen, or destroyed, the Board of Trustees or any officer authorized by the Board may, in its or his discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Trust a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Trust against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

         Section 7.08. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                  ARTICLE VIII
                             FISCAL YEAR ACCOUNTANT

         Section 8.01. Fiscal Year. The fiscal year of the Trust shall be established by the Board of Trustees.

         Section 8.02. Accountant. The Trust shall employ an independent public accountant or firm of independent public accountants as its Accountant to examine and certify or issue its report on the financial statements of the Trust.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 9.01. General. Except as provided in Section 9.02 hereof, all ByLaws of the Trust, whether adopted by the Board of Trustees or the shareholders, shall be subject to amendment, alteration, or repeat and new By-Laws may be made, by the affirmative vote of a majority of either:

         (a) the holders of record of the outstanding shares of the Trust entitled to vote to any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Laws or

         (b)      the Trustees, at any regular or special meeting.

         Section 9.02.  By Shareholders Only.
                        --------------------

         (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Trust, if the By-Laws provide that such section may not be amended, altered or repealed except by the shareholders.

         (b) From and after the effectiveness of the Trust's Registration Statement under the Securities Act of 1933, no amendment of this Article IV or
Article X shall be made except by the shareholders of the Trust.


                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01.  Restrictions and Limitations

         (a) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust or to any officer, director, or stockholder (or partner of a stockholder) of, or person financially interested in, the investment adviser or any underwriter of the Trust, or to the investment adviser of the Trust or to any underwriter of the Trust.

         (b) The Trust shall not restrict the transferability or negotiability of the shares of the Trust, except in conformity with the statements with respect thereto contained in the Trust's Registration Statement, and not in contravention of such rules and regulations as the SEC may prescribe.

         (c) The Trust shall not permit any officer or Trustee of the Trust, or any officer, director, or stockholder (or partner of a stockholder) of the investment adviser or any underwriter of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or trust in which he has a financial interest; provided that the foregoing provisions shall not prevent, to the extent consistent with applicable securities laws: (1) officers and Trustees of the Trust from buying, holding, redeeming, or selling shares in the Trust, or from being officers, directors, or stockholders (or partners of a stockholder) of or otherwise financially interested in the investment adviser or any underwriter of the Trust; (2) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the investment adviser or any underwriter of the Trust, if such transactions are not prohibited by the 1940 Act or have been exempted by SEC order from the prohibitions of the 1940 Act; (3) purchases of investments for the portfolio of the Trust through a securities dealer who is, or one or more of whose partners, stockholders, officers, or directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (4) employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian who is, or has a partner, stockholder, officer, or director who is, an officer or Trustee of the Trust, if only customary fees are charged for services to the Trust; (5) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust is an officer, trustee, or director or otherwise financially interested.